Exhibit 107

Calculation of Filing Fee Tables

Form S-1 (Form Type)

Tivic Health Systems, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, $0.0001 par value per share(2)(3)	Rule 457(o)			$7,000,000	$0.00014760	$1,033.20
	Equity	Series A Common Stock Warrants(4)	Rule 457(g)			—	$0.00014760	—
	Equity	Series B Common Stock Warrants(4)	Rule 457(g)			—	$0.00014760	—
	Equity	Common Stock Underlying Series A Common Stock Warrants(2)(5)(6)	Rule 457(o)			$7,000,000	$0.00014760	$1,033.20
	Equity	Common Stock Underlying Series B Common Stock Warrants(2)(5)(6)	Rule 457(g)			$10,500,000	$0.00014760	$1,549.80
	Equity	Pre-Funded Warrants(3)(4)(7)	Rule 457(g)			—	$0.00014760	—
	Equity	Common Stock Underlying Pre- Funded Warrants(2)(8)	Rule 457(o)			—	$0.00014760	—
	Equity	Placement Agent Warrants (4) (10)				—	$0.00014760
	Equity	Common Stock Underlying Placement Agent Warrants (9)				$308,000	$0.00014760	$45.46
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$14,308,000	$0.00014760	$3,661.66
	Total Fees Previously Paid							$2,111.86	(11)
	Total Fees Offsets							$1,549.80	(12)
	Net Fee Due							$0.00

(1)	Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

(2)

Pursuant to Rule 416 under the Securities Act, the shares registered hereby also include an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of stock splits, distributions, recapitalizations or other similar transactions.

(3)

The proposed maximum aggregate offering price of the common stock will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded warrants issued in the offering, and the proposed maximum aggregate offering price of the pre-funded warrants to be issued in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any common stock issued in the offering. Accordingly, the proposed maximum aggregate offering price of the common stock and pre-funded warrants (including the common stock issuable upon exercise of the pre-funded warrants), if any, is $7,000,000.

(4)	No fee required pursuant to Rule 457(g) under the Securities Act.
(5)	Represents shares of common stock issuable upon exercise of the Series A and Series B common stock warrants, respectively.
(6)

As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act and based on an assumed per-share exercise price for the Series A and Series B common stock warrants of 100% of the combined public offering price of the common stock and common stock warrants; the proposed maximum aggregate offering price of the common stock and pre-funded warrants is $7,000,000. For each share of common stock issued in the offering, the Registrant will issue a Series A common warrant to purchase one share of common stock and a Series B common warrant to purchase one and a half shares of common stock.

(7)

The registrant may issue pre-funded warrants to purchase common shares in the offering. The purchase price of each pre-funded warrant will equal the price per share at which shares of common stock are being sold to the public in this offering, minus $0.0001, which constitutes the pre-funded portion of the exercise price, and the remaining unpaid exercise price of the pre-funded warrant will equal $0.0001 per share (subject to adjustment as provided for therein).

(8)	Represents shares of common stock issuable upon exercise of the pre-funded warrants.
(9)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The placement agent warrants are exercisable at a per share exercise price equal to 110% of the combined public offering price. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the placement agent warrants is $308,000, which is equal to 110% of $280,000 (which is 4% of $7,000,000).

(10)	Represents shares of common stock issuable upon exercise of the placement agent warrants.
(11)	A registration fee of $2,111.86 has previously been paid in connection with the initial filing of the Registration Statement, filed with the Securities and Exchange Commission on March 29, 2024.
(12)	See Table 2.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	Tivic Health Systems, Inc.	S-1	333-268010 (1)	October 26, 2022		$1,549.80	Equity	Common Stock, $0.0001 par value per share	(1)	(1)
	Tivic Health Systems, Inc.	S-1	333-268010 (1)	October 26, 2022		$1,549.80	Equity	Common Stock Underlying Representative’s Warrants	(1)	(1)
Fee Offset Source	Tivic Health Systems, Inc.	S-1	333-268010 (1)		October 26, 2022						$6,612.00

(1)

On October 26, 2022, the Tivic Health Systems, Inc. (the “Registrant”) filed a Registration Statement on Form S-1 (File No. 333-268010) (the “2022 S-1”) with the Securities and Exchange Commission (the “SEC”), which registered an aggregate principal amount of $63,750,000 of the Registrant’s common stock and representative warrants to purchase common stock, to be offered by the Registrant. On March 31, 2022, the Registrant filed a fourth amendment to the 2022 S-1, pursuant to which it registered only an aggregate amount of $6,109,375 in value of the Registrant’s securities that were sold (the “Final Offering”); the fee amount attributable to such sale of securities in the Final Offering was $673.26, as calculated in accordance with Rule 457 of the Securities Act. As a result, after the Final Offering, which has been completed as of the date hereof, the Registrant had $6,351.99 in unused filing fees previously paid by the Registrant in connection with its filing of the 2022 S-1 (as amended). The Registrant filed a new Registration Statement on Form S-1 with SEC on March 29, 2024, for which it offset $2,111.86 of the filing fees due in connection therewith by the unused filing fees previously paid by the Registrant in connection with its filing of the 2022 S-1 (as amended), resulting in $4,240.13 in remaining unused fees available to be applied to future filings of the Registrant. In accordance with Rule 457(p) under the Securities Act, the registrant is using $1,549.80 of the aforementioned unused filing fees previously paid by the Registrant in connection with its filing of the 2022 S-1 (as amended) to offset the entirety of the filing fee payable in connection with this amended registration statement, and as a result of such offset, the Registrant will have $2,690.33 remaining in unused filing fees available to be applied to future filings of the Registrant.